                                                                      EXHIBIT 21

                            CT COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                          SUBSIDIARIES OF THE COMPANY

                            NAME                              STATE OF INCORPORATION
                            ----                              ----------------------
The Concord Telephone Company                                     North Carolina
CTC Long Distance Services, Inc.                                  North Carolina
CT Cellular, Inc.                                                 North Carolina
Carolina Personal Communications, Inc                             North Carolina
CT Wireless Cable, Inc.                                           North Carolina
CTC Exchange Services, Inc.                                       North Carolina
CT Global Telecommunications, Inc.                                      Delaware
CTC Internet, Inc.                                                North Carolina
CT Communications Northeast Trust                                  Massachusetts
CT Communications Northeast, Inc.                                  Massachusetts
CT Communications Northeast Wireless Trust                         Massachusetts